Exhibit 1.1

DIGITAL REALTY TRUST, INC.

$400,000,000

Common Stock

($0.01 par value per share)

Amended and Restated Equity Distribution Agreement

January 22, 2010

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Digital Realty Trust, Inc., a Maryland corporation (the “Company”), and Digital Realty Trust, L.P., a Maryland limited partnership (the “Operating Partnership” and, together with the Company, the “Transaction Entities”), each confirms its agreement (this “Agreement”) with Citigroup Global Markets Inc. (the “Manager”) as follows:

1. Description of Shares. The Company proposes to issue and sell through or to the Manager, as sales agent, shares of common stock of the Company, $0.01 par value per share (“Common Stock”), having an aggregate gross sales price of up to $400.0 million (the “Shares”), from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. For purposes of selling the Shares through the Manager, the Company hereby appoints the Manager as agent of the Company for the purpose of soliciting purchases of the Shares from the Company pursuant to this Agreement and the Manager agrees to use its reasonable efforts to solicit purchases of the Shares on the terms and subject to the conditions stated herein. Certain terms used herein are defined in Section 18 hereof.

This Agreement amends and restates in its entirety that certain Equity Distribution Agreement, dated December 31, 2009, by and among the Company, the Operating Partnership and the Manager (the “Original Agreement”), which contemplated the issuance and sale of Shares having an aggregate gross sales price of up to $400.0 million through or to the Manager pursuant to the Original Agreement, or through or to Merrill Lynch, Pierce, Fenner & Smith Incorporated (“BofA Merrill Lynch”) or Credit Suisse Securities (USA) LLC (“Credit Suisse”) pursuant to equity distribution agreements, dated as of December 31, 2009 (the “Original Alternative Equity Distribution Agreements”), of which Shares having an aggregate gross sales price of $54,299,597 were issued and sold pursuant to the Original Agreement and Original Alternative Equity Distribution Agreements. As of the date hereof, Shares having an aggregate gross sales price of up to $345,700,403 remain authorized for issuance and sale pursuant to the terms of this Agreement.

The Company has also entered into amended and restated equity distribution agreements, dated of even date herewith (the “Amended and Restated Alternative Equity Distribution Agreements”), with each of BofA Merrill Lynch and Credit Suisse, and an equity distribution agreement, dated of even date herewith (the “Morgan Stanley Equity Distribution Agreement”, and collectively with the Amended and Restated Alternative Equity Distribution Agreements, the

“Alternative Equity Distribution Agreements”), with Morgan Stanley & Co. Incorporated (“Morgan Stanley”, and together with BofA Merrill Lynch and Credit Suisse, the “Alternative Managers”). The aggregate gross sales price of the Shares that may be sold pursuant to this Agreement and the Alternative Equity Distribution Agreements shall not exceed $400.0 million, including the Shares having an aggregate gross sales price of $54,299,597 issued and sold prior to the date hereof pursuant to the Original Agreement and Original Alternative Equity Distribution Agreements. This Agreement and the Alternative Equity Distribution Agreements are sometimes hereinafter referred to as the “Distribution Agreements”.

2. Representations and Warranties. Each of the Transaction Entities, jointly and severally, represents and warrants to, and agrees with, the Manager at the Execution Time and on each such time the following representations and warranties are repeated or deemed to be made pursuant to this Agreement, as set forth below.

(a) The Company meets the requirements for use of Form S-3 under the Securities Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (File Number 333-158958), on Form S-3, including a related Base Prospectus, for registration under the Securities Act of the offering and sale of certain securities, including the Shares. Such Registration Statement, including any amendments thereto filed prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made, became effective upon filing and no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued or is in effect and no proceeding for that purpose has been initiated or threatened by the Commission or by the state securities authority of any jurisdiction, and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Transaction Entities. The Company has filed with the Commission the Prospectus Supplement relating to the Shares in accordance with Rule 424(b). As filed, the Prospectus contains all information required by the Securities Act, and, except to the extent the Manager shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Manager prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made, and no order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission and no proceeding for that purpose has been instituted or threatened by the Commission or by the state securities authority of any jurisdiction. The Registration Statement, at the Execution Time, each such time this representation is repeated or deemed to be made, and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rules 153 or 172 or any similar rules) in connection with any offer or sale of Shares, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the

Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Transaction Entities by the Manager specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of the Manager consists of the information described as such in Section 7 hereof.

(b) To the extent that the Registration Statement is not available for the sales of the Shares as contemplated by this Agreement or the Company is not a “well-known seasoned issuer” as defined in Rule 405 or otherwise is unable to make the representations set forth in Section 2(e) at any time when such representations are required, the Company shall file a new registration statement with respect to any additional shares of Common Stock necessary to complete such sales of the Shares and shall cause such registration statement to become effective as promptly as practicable. After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

(c) On each Effective Date, at the Execution Time, at each Applicable Time, at each Settlement Date and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 153 or 172 or any similar rules) in connection with any offer or sale of Shares, the Registration Statement complied and will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), at the Execution Time, at each Applicable Time, on each Settlement Date and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 153 or 172 or any similar rules) in connection with any offer or sale of Shares, the Prospectus (together with any supplement thereto) complied and will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Transaction Entities make no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Transaction Entities by the Manager specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of the Manager consists of the information described as such in Section 7 hereof.

(d) At the Execution Time, at each Applicable Time and at each Settlement Date, the Disclosure Package, when taken together as a whole, does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Transaction Entities by the Manager specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Manager consists of the information described as such in Section 7 hereof.

(e)(i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption in Rule 163, and (iv) at the Execution Time and on each such time this representation is repeated or deemed to be made (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Transaction Entities agree to pay the fees required by the Commission relating to the Shares within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(f)(i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Shares and (ii) as of the Execution Time and on each such time this representation is repeated or deemed to be made (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(g) Each Issuer Free Writing Prospectus did not, does not or will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document included or incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Transaction Entities by the Manager specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Manager consists of the information described as such in Section 7 hereof.

(h) The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Shares.

(i) The shares of Common Stock are “actively-traded securities” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(j) The Transaction Entities have not entered into any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of at the market offerings of the Shares in accordance with Rule 415(a)(4) of the Securities Act, except the Alternative Equity Distribution Agreements.

(k) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and to enter into and perform its obligations under this Agreement and as general partner of the Operating Partnership to cause the Operating Partnership to enter into and perform the Operating Partnership’s obligations under this Agreement and the Eighth Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the “Operating Partnership Agreement”), and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(l) The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Maryland with full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, and is duly qualified to do business and is in good standing as a foreign limited partnership under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

(m) Each Subsidiary (as defined in Section 18 hereof) of the Company has been duly formed and is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the jurisdiction in which it is chartered or organized with full power and authority (corporate and other) to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation, limited liability company or limited partnership, as the case may be, and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect. The Subsidiaries collectively own not less than 90% of the consolidated assets of the Company.

(n) All the outstanding shares of capital stock or other ownership interests of each Subsidiary (other than the Operating Partnership) have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Prospectus, all outstanding shares of capital stock or other ownership interests of the Subsidiaries will be owned by the Company or the Operating Partnership either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, mortgages, pledges, liens, encumbrances or other restrictions of any kind (collectively, “Liens”), except for Liens securing indebtedness as described in the Disclosure Package and the Prospectus or except where such Liens would not individually or in the aggregate materially affect or interfere in any material respect with the Company’s ability to exercise control over each of such Subsidiaries. Except as set forth in the Disclosure Package and the Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for capital stock or other ownership interests of any Subsidiary.

(o) The Company’s authorized equity capitalization is as set forth in the Disclosure Package and the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Disclosure Package and the Prospectus; the outstanding shares of Common Stock, 8.50% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share (“Series A Preferred Stock”), 7.875% Series B Cumulative Redeemable Preferred Stock, $0.01 par value per share (“Series B Preferred Stock”), 4.375% Series C Cumulative Convertible Preferred Stock, $0.01 par value per share (“Series C Preferred Stock”), and 5.500% Series D Cumulative Convertible Preferred Stock, $0.01 par value per share (“Series D Preferred Stock”), of the Company have been duly and validly authorized and issued and are fully paid and nonassessable; the Shares have been duly and validly authorized, and, when issued and delivered to and paid for by the Manager pursuant to the terms of this Agreement, will be validly issued and fully paid and nonassessable; the Shares are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the New York Stock Exchange (“NYSE”); the certificates for the Shares are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company or Units (as defined below) of the Operating Partnership are not entitled to preemptive or other rights to subscribe for the Shares; and, except as set forth in the Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding; all offers and sales by the Company of the Company’s shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock prior to the date hereof were at all relevant times duly registered under the Securities Act or were exempt from the registration requirements of the Securities Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws.

(p) All of the issued and outstanding units of limited partnership (“Units”) of the Operating Partnership have been duly and validly authorized and issued by the Operating Partnership and conform in all material respects to the description thereof contained in the Disclosure Package and the Prospectus. None of the Units was issued in violation of the preemptive or other similar rights of any security holder of the Operating Partnership or any other person or entity. Except as set forth in the Disclosure Package and the Prospectus or are issued and outstanding as of the date hereof under the Company’s 2004 Equity Incentive Plan as in effect as of the date hereof, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for, Units or other ownership interests of the Operating Partnership. The Units owned by the Company (including all outstanding Series A preferred limited partnership units, Series B preferred limited partnership units, Series C preferred limited partnership units and Series D preferred limited partnership units in the Operating Partnership) are owned directly by the Company, free and clear of all Liens. The issuance of the common Units to be issued by the Operating Partnership in connection with the contribution of the net proceeds from the sale of the Shares to the Operating Partnership (the “New Common Units”) has been duly authorized, and, when issued and delivered by the Operating Partnership, the New Common Units will be validly issued and fully paid. The New Common Units will be exempt from registration or qualification under the Act and applicable state securities laws. None of the New Common Units will be issued in violation of the preemptive or other similar rights of any security holder of the Operating Partnership or any other person or entity.

(q) There is no franchise, contract or other document of a character required to be described or incorporated by reference in the Disclosure Package, the Registration Statement or the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements included or incorporated by reference in the Base Prospectus under the headings “Description of the Partnership Agreement of Digital Realty Trust, L.P.,” “Description of Securities,” “Material Provisions of Maryland Law and of Our Charter and Bylaws,” “Plan of Distribution”, “Restrictions on Ownership and Transfer,” and “United States Federal Income Tax Considerations,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings. The Shares conform in all material respects to the respective statements relating thereto contained in the Disclosure Package, the Registration Statement and the Disclosure Package.

(r) This Agreement and the Alternative Equity Distribution Agreements have been duly authorized, executed and delivered by each of the Transaction Entities, and assuming due authorization, execution and delivery by the Manager, is a valid and binding obligation of each of the Transaction Entities, enforceable against the Transaction Entities in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law.

(s) Neither the Company nor the Operating Partnership is nor, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Disclosure Package and Prospectus, will be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(t) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Securities Act, such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Manager in the manner contemplated herein and in the Disclosure Package and the Prospectus or such consents, approvals, authorizations, filings or orders, the absence of which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(u) Neither the execution and delivery of this Agreement, the issuance and sale of the Shares nor the consummation of any other of the transactions herein contemplated, nor the fulfillment of the terms hereof by the Company or the Operating Partnership will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or bylaws of the Company or the organizational or other governing documents of any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except, in the case of clauses (ii) or (iii) above, for such conflicts, breaches, violations, liens, charges or encumbrances that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(v) Except as set forth in the Disclosure Package and the Prospectus, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement. Except as set forth in the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company or the Operating Partnership and any person granting such person the right to require the Company or the Operating Partnership to file a registration statement under the Securities Act with respect to any securities of the Company or the Operating Partnership owned or to be owned by such person or to require the Company or the Operating Partnership to include such securities in any securities being registered pursuant to any other registration statement filed by the Company or the Operating Partnership under the Securities Act.

(w) The financial statements and schedules, including the notes thereto, filed with the Commission as part of or incorporated by reference in the Registration Statement, and included or incorporated by reference in the Disclosure Package and the Prospectus, present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption “Selected Financial Data” incorporated by reference in the Disclosure Package and the Prospectus fairly present in all material respects, on the basis stated therein, the information included therein. The pro forma financial statements incorporated by reference in the Disclosure Package and the Prospectus, if any, include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements incorporated by reference in the Prospectus and the Registration Statement. The pro forma financial statements including the notes thereto, if any, incorporated by reference in the Registration Statement, and incorporated by reference in the Disclosure Package and the Prospectus, comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Securities Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements. No other financial statements or schedules are required to be included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus.

(x) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(y) Except as otherwise disclosed in the Disclosure Package and the Prospectus, (i) the Company or its subsidiaries have fee simple title to or leasehold interest in, and have acquired title insurance with respect to, all of the properties described in the Disclosure Package and the Prospectus as owned or leased by them and the improvements (exclusive of improvements owned by tenants) located thereon (the “Properties”), in each case, free and clear of all liens, encumbrances, claims, security interests, restrictions and defects, except such as are disclosed in the Disclosure Package and the Prospectus or do not materially affect the value of such Property and do not materially interfere with the use made and proposed to be made of such Property by the Company and any subsidiary; (ii) neither the Company nor any of its subsidiaries knows of any condemnation which is threatened and which if consummated would reasonably be expected to have a Material Adverse Effect; (iii) each of the Properties complies with all applicable codes, laws and regulations (including without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except as disclosed in the Disclosure Package and the Prospectus and except for such failures to comply that would not individually or in the aggregate reasonably be expected to materially affect the value of such Property or interfere in any material respect with the use made and proposed to be made of such Property by the Company or any subsidiary; and (iv) to the knowledge of the Company and the Operating Partnership, except as set forth in or contemplated in the Disclosure Package and the Prospectus and, with respect to (A) below, except as would not individually or in the aggregate reasonably be expected to materially affect the value of such Property or interfere in any material respect with the use made and proposed to be made of such Property by the Company or any subsidiary: (A) there are no uncured events of default, or events that with the giving of notice or passage of time, or both, would constitute an event of default by any tenant under any of the terms and provisions of any lease described in the “Properties” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 where the tenant has been specifically identified; and (B) no tenant under any of the leases at the Properties has a right of first refusal to purchase the premises demised under such lease.

(z) The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) reasonably necessary for the conduct of the Company’s and the Operating Partnership’s business as now conducted or as proposed in the Disclosure Package and the Prospectus to be conducted. Except as set forth in the Disclosure Package and the Prospectus; (i) to the Company’s or the Operating Partnership’s best knowledge, there is no material infringement by third parties of any such Intellectual Property and (ii) there is no pending or, to the Company’s or the Operating Partnership’s best knowledge, threatened action, suit, proceeding or claim by others that the Company or the Operating Partnership infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company and the Operating Partnership are unaware of any other fact which would form a reasonable basis for any such claim.

(aa) Neither the Company nor any Subsidiary is in violation or default of (i) any provision of its charter, bylaws or other organizational or governing documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable, except, in the case of clauses (ii) or (iii) above, for such violations or defaults that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(bb) KPMG LLP, who has certified the financial statements and supporting schedules included or incorporated by reference in the Disclosure Package and the Prospectus and delivered its reports with respect to the audited financial statements and schedules included or incorporated by reference in the Disclosure Package and the Prospectus, is an independent registered public accountant within the meaning of the Act and the applicable published rules and regulations thereunder.

(cc) The Company and each of its Subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(dd) No material labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent.

(ee) The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(ff) No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends or distributions to the Company, from making any other distribution on such Subsidiary’s capital stock or equity interests, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other subsidiary of the Company, except pursuant to the terms of any indebtedness set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(gg) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except for such licenses, certificates, permits and other authorizations the absence of which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(hh) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ii) Neither the Company nor the Operating Partnership has taken, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company or the Operating Partnership to facilitate the sale or resale of the Shares.

(jj) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any Environmental Laws, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto). Except as set forth in the Disclosure Package and the Prospectus, neither the Company nor any of the subsidiaries has been notified that it has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended. Except as otherwise set forth in the Disclosure Package and the Prospectus, and except as would not individually or in the aggregate reasonably be expected to materially affect the value of such Property or interfere in any material respect with the use made and proposed to be made of such Property by the Company or any subsidiary, to the knowledge of the Company and the Operating Partnership, there have been no and are no (i) aboveground or underground storage tanks; (ii) polychlorinated biphenyls (“PCBs”) or PCB-containing equipment; (iii) asbestos or asbestos containing materials; (iv) lead based paints; (v) mold or other airborne contaminants; or (vi) dry-cleaning facilities in, on, under, or about any Property owned by the Company, the Operating Partnership or their subsidiaries.

(kk) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(ll) Neither the Company nor any of its subsidiaries maintains or contributes to any “pension plan” (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is subject to Title IV of ERISA or any “multiemployer plan” (within the meaning of Section 4001(a)(3) of ERISA). Each “pension plan” (within the meaning of Section 3(2) of ERISA) maintained by the Company or any of its subsidiaries which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), has received a favorable determination or opinion letter from the Internal Revenue Service that such plan is so qualified, and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification. Neither the Company nor any of its subsidiaries maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA) or as otherwise required by applicable law). Each “employee benefit plan” (within the meaning of Section 3(3) of ERISA) established or maintained by the Company and/or one or more of its subsidiaries is in compliance with the currently applicable provisions of ERISA except for such failures to comply that would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(mm) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including the establishment and maintenance of disclosure controls and procedures, Section 402 related to loans and Sections 302 and 906 related to certifications, except for such failures to comply that would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(nn) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (“FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and, to the knowledge of the Company and the Operating Partnership, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith except for such violations or failures to comply that would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(oo) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened except for such failures to comply, actions, suits or proceedings that would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(pp) Except as would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(qq) Except as set forth in the Disclosure Package and the Prospectus, the Company and its subsidiaries have good and marketable title to all personal property owned by them, free and clear of all encumbrances and defects; and all personal property held under lease by the Company or any subsidiary is held by it under valid, subsisting and enforceable leases, in each case, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property by the Company or the subsidiary.

(rr) No relationship, direct or indirect, exists between or among the Company or its subsidiaries on the one hand, and the directors, officers, or shareholders of the Company on the other hand, which is required to be described in the Disclosure Package and the Prospectus and which is not so described.

(ss) Commencing with its taxable year ended December 31, 2004, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code. Each of the Company’s corporate subsidiaries qualifies as a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code and all applicable regulations under the Code.

(tt) The Operating Partnership is and has been at all times classified as a partnership or disregarded entity, and not as an association or partnership taxable as a corporation, for federal income tax purposes.

(uu) The Company and the Operating Partnership and each of their subsidiaries (including any predecessor entities) have not distributed, and prior to the later of five business days after the termination of this Agreement and the completion of the distribution of the Shares, will not distribute, any offering material in connection with the offering or sale of the Shares other than the Registration Statement and the Prospectus or any other materials, if any, permitted by the Securities Act.

Any certificate signed by any officer of either of the Transaction Entities and delivered to the Manager or counsel for the Manager in connection with the sale and offering of the Shares shall be deemed a representation and warranty by the Transaction Entities, as to matters covered thereby, to the Manager.

3. Sale and Delivery of Shares.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell Shares from time to time through the Manager, acting as sales agent, and the Manager agrees to use its reasonable efforts to sell, as sales agent for the Company, the Shares on the following terms.

(i) The Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Company and the Manager on any day that (A) is a trading day for the NYSE, (B) the Company has instructed the Manager by telephone (confirmed promptly by electronic mail to the applicable individuals named on Schedule III hereto) to make such sales and (C) the Transaction Entities have satisfied their obligations under Section 6 of this Agreement. The Company will designate the maximum amount of the Shares to be sold by the Manager daily as agreed to by the Manager (in any event not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per Share at which such Shares may be sold. Subject to the terms and conditions hereof, the Manager shall use its reasonable efforts to sell on a particular day all of the Shares designated for the sale by the Company on such day. The gross sales price of the Shares sold under this Section 3(a) shall be the market price for shares of the Company’s Common Stock sold by the Manager under this Section 3(a) on the NYSE at the time of sale of such Shares (but in no event shall such gross price be less than the minimum price per Share designated by the Company at which such Shares may be sold).

(ii) Each of the Transaction Entities acknowledges and agrees that (A) there can be no assurance that the Manager will be successful in selling the Shares, (B) the Manager will incur no liability or obligation to the Transaction Entities or any other person or entity if it does not sell Shares for any reason other than a failure by the Manager to use its reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required under this Agreement and (C) the Manager shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement.

(iii) The Company shall not authorize the issuance and sale of, and the Manager may not sell, any Share at a price lower than the minimum price therefor designated from time to time by the Company’s Board of Directors (the “Board”), or a duly authorized committee thereof, and notified to the Manager in writing. The Company or the Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail to the applicable individuals named on Schedule III hereto), suspend the offering of the Shares for any reason and at any time (a “Suspension”); provided, however, that such Suspension shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(iv) The Manager hereby covenants and agrees not to make any sales of the Shares on behalf of the Company, pursuant to this Section 3(a), other than by means of ordinary brokers’ transactions between members of the NYSE that qualify for delivery of a Prospectus to the NYSE in accordance with Rule 153 (such transactions are hereinafter referred to as “At-the-Market Offerings”).

(v) The compensation to the Manager for sales of the Shares on any given day with respect to which the Manager acts as sales agent under this Agreement shall be at a mutually agreed rate, not to exceed 2.0% of the gross sales price of the Shares sold pursuant to this Section 3(a) on such day. The remaining proceeds, after further deduction for any documented transaction fees imposed on the Manager by any governmental or self regulatory organization in respect of such sales (the “Transaction Fees”), shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).

(vi) The Manager shall provide written confirmation (which may be by electronic mail to the applicable individuals named on Schedule III hereto) to the Company following the close of trading on the NYSE each day in which the Shares are sold under this Section 3(a) setting forth the number of the Shares sold on such day, the aggregate gross sales proceeds and the Net Proceeds to the Transaction Entities, and the compensation payable by the Transaction Entities to the Manager with respect to such sales.

(vii) Settlement for sales of the Shares pursuant to this Section 3(a) will occur on the third business day following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through the Manager for settlement on such date shall be issued and delivered by the Company to the Manager against payment of the Net Proceeds for the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares to the Manager’s account at The Depository Trust Company (“DTC”) in return for a payment equal to the Net Proceeds for the sale of such Shares in same day funds delivered to the account designated by the Company. If the Company or its transfer agent (if applicable) shall default on its obligation to deliver the Shares on any Settlement Date, the Transaction Entities shall (A) indemnify and hold the Manager harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay the Manager any commission to which it would otherwise be entitled absent such default. If the Manager breaches this Agreement by failing to deliver the Net Proceeds on any Settlement Date for the Shares delivered by the Company, the Manager will pay the Company interest based on the effective overnight federal funds rate on such unpaid amount.

(viii) At each Applicable Time, Settlement Date, Representation Date (as defined in Section 4(k)) and Filing Date (as defined in Section 4(aa), if any, the Transaction Entities shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, modified as necessary to relate to the Registration Statement and the Prospectus as amended as of such date. Any obligation of the Manager to use its reasonable efforts to sell the Shares on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Transaction Entities herein, to the performance by the Transaction Entities of their obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(b) Under no circumstances shall the number and aggregate gross price of the Shares sold pursuant to this Agreement and the Alternative Equity Distribution Agreements exceed any of (i) the aggregate amount set forth in Section 1, (ii) the number of shares of Common Stock available for issuance under the currently effective Registration Statement or (iii) the number and aggregate amount of the Shares authorized from time to time to be issued and sold under this Agreement and the Alternative Equity Distribution Agreements by the Board, or a duly authorized committee thereof, and notified to the Manager in writing.

(c) If any of the parties to this Agreement has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other parties and sales of the Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(d) Notwithstanding any other provision of this Agreement the Company shall not request the sale of any Shares that would be sold, and the Manager shall not be obligated to sell, (i) during the 14 calendar days prior to the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”), (ii) except as provided in Section 3(e) below, at any time from and including an Announcement Date through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement, or (iii) during any other period in which the Company is, or could be deemed to be, in possession of material non-public information,; provided that, unless otherwise agreed between the Company and the Managers, for purposes of (i) and (ii) above, such period shall be deemed to end 24 hours after the next subsequent Filing Time.

(e) If the Company wishes to offer, sell or deliver Shares at any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall (i) prepare and deliver to the Manager (with a copy to counsel to the Manager) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Manager, and obtain the consent of the Manager to the filing thereof (such consent not to be unreasonably withheld), (ii) provide the Manager with the officers’ certificate, accountants’ letter and opinions and letters of counsel called for by Sections 4(k), 4(l), 4(m), 4(n), 4(o) and 4(p) hereof; respectively, (iii) afford the Manager the opportunity to conduct a due diligence review in accordance with Section 4(q) hereof and (iv) file such Earnings 8-K with the Commission, then the provisions of Section 3(d) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, accountants’ letter and opinions and letters of counsel pursuant to this Section 3(e) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, accountants’ letters and legal opinions and letters as provided in Section 4 hereof and (B) this Section 3(e) shall in no way affect or limit the operation of the provisions of Section 3(d), which shall have independent application.

4. Agreements. Each of the Transaction Entities, jointly and severally, agrees with the Manager that:

(a) During any period when delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 153 or 172 or similar rules) to be delivered under the Securities Act, the Transaction Entities will (i) not file any amendment to the Registration Statement or supplement to the Base Prospectus or Prospectus Supplement (other than (x) any amendment or supplement relating solely to the issuance or offering of securities other than the Shares and (y) any amendment or supplement by means of a Current Report on Form 8-K that is not a Financial 8-K (as defined in Section 4(k)) (each, a “Non-Financial 8-K”) filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus), unless the Company has furnished to the Manager a copy for its review prior to filing and will not file any such proposed amendment or supplement to which the Manager reasonably objects and (ii) will give prior written notice to the Manager of the intention to file each Non-Financial 8-K and describe the subject matter to be included in each Non-Financial 8-K as soon as reasonably practicable prior to its filing. During any period when delivery of a prospectus relating to the Shares is not required (including in circumstances where such requirement may be satisfied pursuant to Rule 153 or 172 or similar rules) to be delivered under the Securities Act, the Transaction Entities will not file any amendment to the Registration Statement or supplement to the Base Prospectus or the Prospectus Supplement (other than (x) any amendment or supplement relating solely to the issuance or offering of securities other than the Shares and (y) any amendment or supplement by means of an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, a Proxy Statement on Schedule 14A or a Current Report on Form 8-K or any amendments thereto filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus), unless the Company has furnished to the Manager a copy for its review prior to filing and will not file any such proposed amendment or supplement to which the Manager reasonably objects. The Transaction Entities have properly completed the Prospectus, in a form approved by the Manager, and filed such Prospectus, as amended at the Execution Time, with the Commission pursuant to the applicable paragraph of Rule 424(b) by the Execution Time and will cause any supplement to the Prospectus to be properly completed, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence satisfactory to the Manager of such timely filing. The Company will promptly advise the Manager (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, during any period when the delivery of a prospectus (whether physically or through compliance with Rule 153 or 172 or any similar rules) is required under the Securities Act in connection with the offering or sale of the Shares , any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by either of the Transaction Entities of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. Each of the Transaction Entities will use its reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, during any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 153 or 172 or similar rules) to be delivered under the Securities Act, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, the Transaction Entities will (i) notify promptly the Manager so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) subject to compliance with Section 4(a), amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Manager in such quantities as the Manager may reasonably request.

(c) During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 153 or 172 or similar rules) to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Company promptly will (i) notify the Manager of any such event, (ii) prepare and file with the Commission, subject to compliance with Section 4(a), an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its reasonable efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to the Manager in such quantities as the Manager may reasonably request.

(d) As soon as practicable, the Company will make generally available to its security holders and to the Manager an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158.

(e) The Company will furnish to the Manager and counsel for the Manager, without charge, copies (which may be electronic copies) of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Manager or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 153 or 172 or similar rules, as many copies of the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Manager may reasonably request.

(f) The Company will arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as the Manager may designate and will maintain such qualifications in effect so long as required for the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

(g) Each of the Transaction Entities agrees that, unless it has or shall have obtained the prior written consent of the Manager, and the Manager agrees with the Transaction Entities that, unless it has or shall have obtained, as the case may be, the prior written consent of the Transaction Entities, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed with the Commission or retained by the Transaction Entities under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses, if any, included in Schedule I hereto. Any such free writing prospectus consented to by the Manager or the Transaction Entities, as applicable, is hereinafter referred to as a “Permitted Free Writing Prospectus”. Each of the Transaction Entities agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h) During the period beginning on and including the first Business Day immediately prior to the date on which the Company has instructed the Manager to make sales of Shares under this Agreement through and including the first Business Day immediately following the related Settlement Date, the Company will not offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction without (i) giving the Manager at least three Business Days’ prior written notice specifying the nature of the proposed transaction and the date of such proposed transaction and (ii) the Manager suspending acting under this Agreement for such period of time requested by the Company or as deemed appropriate by the Manager in light of the proposed transaction; provided, however, that the Company may (i) grant stock options, restricted stock or long-term incentive Units (“LTI Units”) to employees, consultants or directors pursuant to the terms of a plan in effect at that time, (ii) issue Common Stock pursuant to: (A) the exercise of such options; (B) the redemption of Units outstanding at that time, including Units issued upon conversion of LTI Units outstanding at that time; provided, that the Company will notify the Manager promptly in writing upon receipt by the Company or the Operating Partnership of any notice of redemption with respect to such Units (other than with respect to the redemption of LTI Units) or; (C) the exercise of any employee stock options outstanding at that time; (iii) issue Common Stock pursuant to the Company’s dividend reinvestment plan (if any) and (iv) the offers to sell, solicitation of offers to buy and sales of Shares pursuant to this Agreement or any of the Alternative Equity Distribution Agreements. The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of, Shares under this Agreement or any Alternative Equity Distribution Agreement shall be effected by or through only one of the Manager or any Alternative Manager on any single given day, and the Company shall in no event request that more than one of the Manager and any Alternative Manager sell Shares on the same day.

(i) The Transaction Entities will not (i) take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, purchase or pay any person (other than as contemplated by this Agreement) any compensation for soliciting purchases of the Shares.

(j) The Transaction Entities will, at any time during the term of this Agreement, as supplemented from time to time, advise the Manager immediately after either of the Transaction Entities shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Manager pursuant to Section 6 herein.

(k)(i) Upon commencement of the offering of the Shares under this Agreement on the date hereof (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a Suspension of sales hereunder) and each time that (ii)(1) the Registration Statement or the Prospectus shall be amended or supplemented (other than an Interim Prospectus Supplement filed pursuant to Rule 424(b) pursuant to Section 4(z) of this Agreement, a prospectus supplement relating solely to an offering of securities other than the Shares, or a Current Report on Form 8-K (excluding an Earnings 8-K and any other Current Reports on Form 8-K that include capsule financial information, financial statements, supporting schedules or other similar financial data with respect to a completed fiscal period, including any current report on Form 8-K under Item 2.02 of such form that is considered “filed” under the Exchange Act (collectively, “Financial 8-Ks”)), (2) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K (excluding an Earnings 8-K and any Financial 8-Ks)), or (3) the Manager shall otherwise reasonably request upon reasonable advance notice (each such date referred to in (i) and (ii) above, a “Representation Date”), the Transaction Entities shall furnish or cause to be furnished to the Manager forthwith a certificate dated and delivered the date of such commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, or promptly upon request, as the case may be, in form reasonably satisfactory to the Manager to the effect that the statements contained in the certificate referred to in Section 6(f) of this Agreement which were last furnished to the Manager are true and correct at the time of such commencement or recommencement, amendment, supplement or filing, or at the time of such request, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(f), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(l) At each Representation Date, the Transaction Entities shall furnish or cause to be furnished forthwith to the Manager a written opinion of Latham & Watkins LLP, special counsel for the Company (“Company Counsel”), or other counsel reasonably satisfactory to the Manager, dated and delivered the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, or promptly upon such request, as the case may be, in form and substance reasonably satisfactory to the Manager, of the same tenor as the opinions referred to in Section 6(b) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(m) At each Representation Date, the Transaction Entities shall furnish or cause to be furnished forthwith to the Manager a written opinion of Venable LLP, Maryland counsel for the Company (“Maryland Counsel”), or other counsel reasonably satisfactory to the Manager, dated and delivered the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, or promptly upon such request, as the case may be, in form and substance reasonably satisfactory to the Manager, of the same tenor as the opinions referred to in Section 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(n) At each Representation Date, the Transaction Entities shall furnish or cause to be furnished forthwith to the Manager a written opinion of Latham & Watkins LLP, special tax counsel for the Company (in such capacity, “Tax Counsel”), or other counsel reasonably satisfactory to the Manager, dated and delivered the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, or promptly upon such request, as the case may be, in form and substance reasonably satisfactory to the Manager, of the same tenor as the opinions referred to in Section 6(d) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(o) At each Representation Date, Goodwin Procter LLP, counsel for the Manager, shall deliver a written opinion, dated and delivered the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, or promptly upon such request, as the case may be, in form and substance satisfactory to the Manager, of the same tenor as the opinions referred to in Section 6(e) of this Agreement but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(p) Upon commencement of the offering of the Shares under this Agreement on the date hereof (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a Suspension of sales hereunder) and at each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional or amended financial information, (ii) the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, (iii) at the Manager’s reasonable request and upon reasonable advance notice to the Company, or (iv) there is filed with the Commission any document which contains financial information (other than an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q) incorporated by reference into the Prospectus, the Company shall cause KPMG LLP (the “Accountants”), or other independent accountants satisfactory to the Manager forthwith, to furnish the Manager a letter, dated the date of commencement or recommencement, effectiveness of such amendment or the date of filing of such supplement or other document with the Commission, or promptly upon such request, as the case may be, in form satisfactory to the Manager, of the same tenor as the letter referred to in Section 6(g) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(q) At each Representation Date, the Transaction Entities will conduct a due diligence session, in form and substance satisfactory to the Manager, which shall include representatives of the management and the independent accountants of the Transaction Entities. The Transaction Entities shall cooperate timely with any reasonable due diligence request from or review conducted by the Manager or its agents from time to time (on a Representation Date or otherwise) in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate corporate officers and the Transaction Entities’ agents during regular business hours and at the Company’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Transaction Entities, their officers and their agents, as the Manager may reasonably request.

(r) The Company consents to the Manager trading in the Common Stock for the Manager’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement, provided that such trading does not violate any applicable laws, including applicable federal or state securities laws and all rules or regulations promulgated thereunder.

(s) Each of the Transaction Entities will disclose in its Annual Reports on Form 10-K and Quarterly Reports on
Form 10-Q, as applicable, the number of Shares sold through the Agent under this Agreement, the Net Proceeds to the Transaction Entities and the compensation paid by the Transaction Entities with respect to sales of Shares pursuant to this Agreement during the relevant quarter.

(t) If to the actual knowledge of the Company at any time between an Applicable Time and the related Settlement Date, the conditions set forth in Section 6(a) shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by the Manager the right to refuse to purchase and pay for such Shares.

(u) Each acceptance by the Company of an offer to purchase the Shares hereunder shall be deemed to be an affirmation to the Manager that the representations and warranties of the Transaction Entities contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Shares relating to such acceptance, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

(v) The Company shall ensure that there are at all times sufficient shares of Common Stock to provide for the issuance, free of any preemptive rights, out of its authorized but unissued Common Stock, of the maximum aggregate number of Shares authorized for issuance by the Board pursuant to the terms of this Agreement. The Company will use its commercially reasonable efforts to cause the Shares to be listed for trading on the NYSE and to maintain such listing.

(w) During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 153 or 172 or similar rules) to be delivered under the Securities Act, the Transaction Entities will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.

(x) The Company shall cooperate with Manager and use its reasonable efforts to permit the Shares to be eligible for clearance and settlement through the facilities of DTC.

(y) The Transaction Entities will apply the Net Proceeds from the sale of the Shares in the manner set forth in the Prospectus.

(z) If, in the opinion of Company Counsel, the Company is required to do so by the Commission or the Staff of the Commission, then, on or prior to the earlier of (i) the date on which the Company shall file a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K in respect of any fiscal quarter in which sales of Shares were made by the Manager pursuant to Section 3(a) of this Agreement and (ii) the date on which the Company shall be obligated to file such document referred to in clause (i) in respect of such quarter (each such date, and any date on which an amendment to any such document is filed, a “Filing Date”), the Company will file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b), which prospectus supplement will set forth, with regard to such quarter, the number of the Shares sold through the Manager as agent pursuant to Section 3(a) of this Agreement in At-the-Market Offerings, the Net Proceeds to the Company and the compensation paid by the Company with respect to such sales of the Shares pursuant to Section 3(a) of this Agreement and deliver such number of copies of each such prospectus supplement to the NYSE as are required by such exchange.

(aa) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold, the Company will, prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to the Manager. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Manager, and will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

5. Payment of Expenses. Each of the Transaction Entities jointly and severally agrees to pay the costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated, including without limitation: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, the closing documents pursuant to this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering, purchase, sale and delivery of the Shares; (v) the registration of the Shares under the Exchange Act and the listing of the Shares on the NYSE; (vi) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Manager relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the Manager relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; (ix) the fees and expenses of the Transaction Entities’ accountants and the fees and expenses of counsel (including local and special counsel) for the Transaction Entities; (x) if Shares having an aggregate offering price of at least $40,000,000 have not been offered and sold under this Agreement by December 31, 2010 (or such earlier date on which the Company terminates this Agreement), the reasonable documented out-of-pocket expenses of the Manager and the Alternative Managers, including the reasonable fees, disbursements and expenses of counsel for the Manager and the Alternative Managers incurred by it in connection with this Agreement, the Alternative Equity Distribution Agreements and the Registration Statement and ongoing services in connection with the transactions contemplated hereunder, in any event not to exceed under this Agreement and the Alternative Equity Distribution Agreements $250,000 in the aggregate; and (x) all other costs and expenses incident to the performance by each of the Transaction Entities of its obligations hereunder.

6. Conditions to the Obligations of the Manager. The obligations of the Manager under this Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Transaction Entities contained herein as of the Execution Time, each Representation Date, and as of each Applicable Time and Settlement Date, (ii) to the performance by each of the Transaction Entities of its obligations hereunder, (iii) to the accuracy of the statements of the Transaction Entities made in any certificates pursuant to the provisions hereof, and (iv) the following additional conditions:

(a) The Prospectus, and any supplement thereto, required by Rule 424 to be filed with the Commission have been filed in the manner and within the time period required by Rule 424(b); each Interim Prospectus Supplement, if any, shall have been filed in the manner required by Rule 424(b) within the time period required by Section 4(aa) of this Agreement; any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused the Company Counsel to furnish to the Manager, on each Representation Date, its opinion, dated as of such date and addressed to the Manager, substantially in the form attached hereto as Exhibit A-1. Such counsel shall also have furnished to the Manager, on each Representation Date, a written statement, addressed to the Manager and dated as of such date, substantially in the form attached hereto as Exhibit A-2.

(c) The Company shall have requested and caused Maryland Counsel, to furnish to the Manager, on each Representation Date, its opinion, dated as of such date and addressed to the Manager, substantially in the form attached hereto as Exhibit B.

(d) The Company shall have requested and caused Tax Counsel, to furnish to the Manager, on each Representation Date, its opinion, dated as of such date and addressed to the Manager, substantially in the form attached hereto as Exhibit C.

(e) The Manager shall have received from Goodwin Procter LLP, counsel for the Manager, on each Representation Date, such opinion or opinions, dated as of such date and addressed to the Manager, with respect to the issuance and sale of the Shares, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Manager may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(f) The Company shall have furnished or caused to be furnished to the Manager, on each Representation Date, a certificate of the Company, signed by the Chairman of the Board, Chief Executive Officer, President or General Counsel, and the principal financial or accounting officer of the Company, dated as of such date, to the effect that the signer of such certificate have carefully examined the Registration Statement, the Disclosure Package and the Prospectus and any supplements or amendments thereto and this Agreement and that:

(i) the representations and warranties of the Transaction Entities in this Agreement are true and correct on and as of such date with the same effect as if made on such date and the Transaction Entities has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Transaction Entities, threatened; and

(iii) since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package, there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus.

(g) The Company shall have requested and caused the Accountants to have furnished to the Manager, on every date specified in Section 4(p) hereof and to the extent requested by the Manager in connection with any offering of the Shares, letters (which may refer to letters previously delivered to the Manager), dated as of such date, in form and substance satisfactory to the Manager, which letters shall cover, without limitation, the various financial statements and disclosures contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings as contemplated in the Statement on Auditing Standards No. 72 (AU 634), as well as confirming that they have performed a review of any unaudited interim financial information of the Transaction Entities included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus in accordance with Statement on Auditing Standards No. 100 (AU 722A).

References to the Prospectus in this paragraph (g) include any supplement thereto at the date of the letter.

(h) Since the respective dates as of which information is disclosed in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein, there shall not have been (i) any change or decrease specified in the letter or letters referred to in Section 6(g) or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Manager, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(i) The Company shall have paid the required Commission filing fees relating to the Shares within the time period required by Rule 456(b)(1)(i) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(j) Between the Execution Time and the time of any sale of Shares through the Manager, there shall not have been any decrease in the rating of any of the Company’s or the Operating Partnership’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(k) FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.

(l) The Shares shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Manager.

(m) Prior to each Settlement Date, the Transaction Entities shall have furnished to the Manager such further information, certificates and documents as the Manager may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Manager and counsel for the Manager, this Agreement and all obligations of the Manager hereunder may be canceled at, or at any time prior to, any Settlement Date by the Manager. Notice of such cancellation shall be given to the Company in writing or by facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Goodwin Procter LLP, counsel for the Manager, at 53 State Street, Boston, Massachusetts 02109, on each such date as provided in this Agreement.

7. Indemnification and Contribution.

(a) The Transaction Entities jointly and severally agree to indemnify and hold harmless the Manager, the directors, officers, employees and agents of the Manager and each person who controls the Manager within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares as originally filed or in any amendment thereof, or in the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement, the Prospectus, any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Transaction Entities will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by the Manager specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Transaction Entities may otherwise have.

(b) The Manager agrees to indemnify and hold harmless the Transaction Entities, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Transaction Entities within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Transaction Entities to the Manager, but only with reference to written information relating to the Manager furnished to the Company by the Manager specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Manager may otherwise have. The Company and the Operating Partnership acknowledge that the only information furnished in writing by or on behalf of the Manager for inclusion in the Prospectus Supplement or the Prospectus is the information in the last two sentences of the first paragraph under the heading “Plan of Distribution” in the Prospectus Supplement, but only to the extent such information is with respect to the actions of the Manager and not any Alternative Manager.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (B) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Transaction Entities and the Manager agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Transaction Entities and the Manager may be subject in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities on the one hand and by the Manager on the other from the offering of the Shares pursuant to this Agreement; provided, however, that in no case shall the Manager be responsible for any amount in excess of the underwriting discount or commission, as the case may be, applicable to the Shares sold by the Manager hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Transaction Entities and the Manager severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Transaction Entities on the one hand and of the Manager on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Transaction Entities shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Manager shall be deemed to be equal to the total underwriting discounts and commissions, in each case as determined by this Agreement. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Transaction Entities on the one hand or the Manager on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Transaction Entities and the Manager agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls the Manager within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of the Manager shall have the same rights to contribution as the Manager, and each person who controls the Transaction Entities within the meaning of either the Securities Act or the Exchange Act, each officer of the Transaction Entities who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Transaction Entities, subject in each case to the applicable terms and conditions of this paragraph (d).

8. Termination.

(a) The Transaction Entities shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if Shares have been sold through the Manager for the Company, then Section 4(s)) shall remain in full force and effect, (ii) with respect to any pending sale, through the Manager for the Company, the obligations of the Transaction Entities, including in respect of compensation of the Manager, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 2, 5, 7, 9, 10, 12 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) The Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 2, 5, 7, 9, 10, 12 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 2, 5, 7 and 9 shall remain in full force and effect.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager or the Transaction Entities, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 3(a)(vii) of this Agreement.

9. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of each of the Transaction Entities or its officers and of the Manager set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by the Manager or the Transaction Entities or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Shares. The provisions of Sections 5 and 7 hereof shall survive the termination or cancellation of this Agreement.

10. Notices. Except as otherwise set forth herein (including in Section 3(a) and 4(e)), all notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or that are given with respect to this Agreement shall be in writing and shall be personally served or deposited in the mail, registered or certified, return receipt requested, postage prepaid or delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice: (a) if to the Manager, to Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) with a copy to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; and (b) if to the Company, to Digital Realty Trust, Inc., 560 Mission Street, Suite 2900, San Francisco, CA 94105, Attention: General Counsel (Fax: 415-874-2840) with a copy to Latham & Watkins LLP, 505 Montgomery, Suite 2000, San Francisco, CA 94111, Attention: Keith Benson (Fax: 415-395-8095). Except as otherwise set forth herein (including in Section 3(a) and 4(e)), notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or confirmed facsimile. Notice otherwise sent as provided herein shall be deemed given on the third Business Day following the date mailed or on the next Business Day following delivery of such notice to a reputable air courier service for next day delivery.

11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

12. No Fiduciary Duty. Each of the Transaction Entities hereby acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Transaction Entities, on the one hand, and the Manager and any affiliate through which it may be acting, on the other, (b) the Manager is acting solely as sales agent in connection with the purchase and sale of the Company’s securities and not as a fiduciary of the Transaction Entities and (c) the Transaction Entities’ engagement of the Manager in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Transaction Entities agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether the Manager has advised or is currently advising the Transaction Entities on related or other matters). Each of the Transaction Entities agrees that it will not claim that the Manager has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Transaction Entities, in connection with such transaction or the process leading thereto.

13. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Transaction Entities and the Manager with respect to the subject matter hereof.

14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15. Waiver of Jury Trial. Each of the Transaction Entities and the Manager hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

16. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

17. Headings. The section headings used in this Agreement are for convenience only and shall not affect the construction hereof.

18. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Applicable Time” shall mean, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement.

“Base Prospectus” shall mean the base prospectus referred to in Section 2(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Prospectus Supplement, (iii) the most recently filed prospectus supplement (if any) that was filed pursuant to Rule 424(b) after the Execution Time relating to the Shares, including any Interim Prospectus Supplement, (iv) the Issuer Free Writing Prospectuses, if any, identified in Schedule I hereto, (v) the public offering price of Shares sold at the relevant Applicable Time and (vi) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Interim Prospectus Supplement” shall mean the prospectus supplement relating to the Shares prepared and filed pursuant to Rule 424(b) from time to time as provided by Section 4(aa) of this Agreement.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement and the most recently filed Interim Prospectus Supplement (if any).

“Prospectus Supplement” shall mean the most recent prospectus supplement relating to the Shares that was first filed pursuant to Rule 424(b) at or prior to the Execution Time.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Subsidiary” shall mean the Operating Partnership and each of the direct and indirect subsidiaries of the Company listed on Schedule II hereto.

“subsidiary” shall mean each direct and indirect subsidiary of the Company, including, without limitation, the Operating Partnership.

“Registration Statement” shall mean the registration statement referred to in Section 2(a) above, including exhibits and financial statements and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective, shall also mean such registration statement as so amended.

“Rule 153”, “Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 174”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” “Rule 433” and “Rule 456” refer to such rules under the Securities Act.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Transaction Entities and the Manager.

Very truly yours,

DIGITAL REALTY TRUST, INC.

By:	/s/ A. William Stein
Name:	A. William Stein
Title:	Chief Financial Officer and
Chief Investment Officer

DIGITAL REALTY TRUST, L.P.
By:	Digital Realty Trust, Inc., its general partner

By:	/s/ A. William Stein
Name:	A. William Stein
Title:	Chief Financial Officer and
Chief Investment Officer

The foregoing Agreement is

hereby confirmed and accepted

as of the date first written above.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Andrew Power
Name:	Andrew Power
Title:	Vice President

SCHEDULE I

Schedule of Free Writing Prospectuses included in the Disclosure Package

None.

SCHEDULE II

Subsidiaries

Name	Jurisdiction of Formation/Incorporation	Foreign Qualifications
Digital Printers Square, LLC	Delaware	Illinois

200 Paul, LLC	Delaware	California

Digital Ashburn CS, LLC	Delaware	Virginia

Digital Network Services, LLC	Delaware	Arizona

Digital Lakeside, LLC	Delaware	Illinois

GIP 7th Street, LLC	Delaware	California

SCHEDULE III

Section 3(a) Notice Addresses

If to the Manager:

Mark Richman

mark.h.richman@citi.com

(212) 723-7236

Ishika Cotter

ishika.cotter@citi.com

(212) 723-7158

If to the Company:

A. William Stein

wstein@digitalrealtytrust.com

(415) 738-6500

Wendy Will

wwill@digitalrealtytrust.com

(415) 738-6500

Edward Sham

esham@digitalrealtytrust.com

(415) 738-6500

Joshua A. Mills

jmills@digitalrealtytrust.com

(415) 738-6500

EXHIBIT A-1

Form of Company Counsel Opinion

1. With your consent, based solely on certificates from public officials, we confirm that the Company is qualified to do business in the following States: Arizona, California, Colorado, Florida, Georgia, Massachusetts and New Jersey.

2. With your consent, based solely on certificates from public officials, we confirm that the Operating Partnership is qualified to do business in the following States: Arizona, California, Colorado, Florida, Georgia, Illinois, Massachusetts and New Jersey, Texas and Virginia.

3. With your consent, based solely on certificates from public officials, we confirm that each of the entities listed on Schedule B is (i) validly existing as a limited liability company under the Limited Liability Company Act of the State of Delaware, (ii) in good standing under the laws of the State of Delaware and (iii) is qualified to do business in the states listed opposite its name under the heading “Foreign Qualification.” The entities listed on Schedule B are collectively herein referred to as the “Specified Entities.”

4. The statements incorporated by reference in the Base Prospectus and the Prospectus from the Company’s proxy statement for the 2009 annual meeting of stockholders in the last three sentences of the first paragraph through the last paragraph under the caption “Executive Compensation – Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table – 2007 Outperformance Awards,” in the third through fifth paragraphs under the caption “Executive Compensation – Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table – Employment Agreements – Michael F. Foust,” in the third through sixth paragraphs under the caption “Executive Compensation – Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table – Employment Agreements – A. William Stein,” in the third through fifth paragraphs under the caption “Executive Compensation – Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table – Employment Agreements – Scott E. Peterson,” in the third through sixth paragraphs under the caption “Executive Compensation – Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table – Employment Agreements – Christopher J. Crosby, Jr.,” in the third through fifth paragraphs under the caption “Executive Compensation – Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table – Employment Agreements – Richard A. Magnuson”, in every paragraph under the caption “Executive Compensation – Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table – Employment Agreements – Definitions” and under the caption “Certain Relationships and Related Transactions – Indemnification Agreements,” insofar as they purport to describe or summarize certain provisions of the agreements or U.S. federal and California state laws referred to therein, are accurate descriptions or summaries in all material respects.

5. The Registration Statement has become effective under the Act. With your consent, based solely on a telephonic confirmation by a member of the Staff of the Commission on January 22, 2010, we confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. The Prospectus has been filed in accordance with Rule 424(b) under the Act.

6. The Registration Statement, as of the date of the Prospectus Supplement, and the Prospectus, as of the date of the Prospectus Supplement, including in each case the information deemed to be a part thereof pursuant to Rule 430B under the Act, each appeared on its face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to Regulation S-T or the financial statements, schedules, or other financial data, included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus. For purposes of this paragraph, we have assumed that the statements made in the Registration Statement and the Prospectus are correct and complete.

7. With your consent based solely on a certificate of an officer of the Company and the Operating Partnership as to factual matters, each of the Company and the Operating Partnership is not and, immediately after giving effect to the sale of the Shares in accordance with the Equity Distribution Agreements and the application of the proceeds as described in the Prospectus Supplement under the caption “Use of Proceeds,” will not be required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

8. The execution and delivery of each Equity Distribution Agreement by the Company and the Operating Partnership and the issuance and sale of the Shares by the Company to you pursuant to any of the Equity Distribution Agreements on the date hereof do not:

(A)	result in the breach of or a default under any of the Specified Agreements; or

(B)	violate any federal or California statute, rule or regulation applicable to the Company, the Operating Partnership or the Specified Entities; or

(C)	require any consents, approvals or authorizations to be obtained by the Company, the Operating Partnership or any Specified Entity from, or any registrations, declarations or filings to be made by the Company, the Operating Partnership or any Specified Entity with, any governmental authority under any federal or California statute, rule or regulation applicable to the Company, the Operating Partnership or any Specified Entity, that have not been obtained or made.

9. With your consent based solely on a certificate of an officer of the Company as to factual matters and a review of the Specified Agreements and the Registration Rights Agreements, we confirm that neither the Company nor the Operating Partnership nor any Specified Entity is a party to any agreement that would require the inclusion in the Registration Statement of shares or other securities owned by any person or entity other than the Company.

10. With your consent based solely on written advice from the New York Stock Exchange (“NYSE”), the Shares to be issued by the Company and sold pursuant to the Equity Distribution Agreements have been listed, subject to official notice of issuance, on the NYSE.

11. Each of the Incorporated Documents, as of its respective filing date, appeared on its face to be appropriately responsive in all material respects to the applicable requirements for reports on Forms 10-K, 10-Q and 8-K, and proxy statements under Regulation 14A, as the case may be, under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder; it being understood, however, that we express no opinion with respect to Regulation S-T or the financial statements, schedules or other financial data, included in, incorporated by reference in, or omitted from such reports and proxy statements. For purposes of this paragraph, we have assumed that the statements made in the Incorporated Documents are correct and complete.

EXHIBIT A-2

Form of Company Counsel Negative Assurance Letter

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information. Therefore, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in, or incorporated by reference in, the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus (or the Incorporated Documents) (except to the extent expressly set forth in the numbered paragraph 4 of our letter to you of even date and in our letter to you of even date with respect to certain tax matters), and have not made an independent check or verification thereof (except as aforesaid). However, in the course of acting as special counsel to the Company in connection with the preparation by the Company of the Registration Statement, the Base Prospectus, the Prospectus Supplement and the Prospectus, we reviewed the Registration Statement, the Base Prospectus, the Prospectus Supplement and the Prospectus, and the Incorporated Documents, and participated in conferences and telephone conversations with officers and other representatives of the Company, the independent public accountants for the Company, your representatives and your counsel, during which conferences and conversations the contents of the Registration Statement, the Prospectus Supplement and the Prospectus (and portions of certain of the Incorporated Documents) and related matters were discussed. We also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants, and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.

Based on our participation, review and reliance as described above, we advise you that no facts came to our attention that caused us to believe that:

•

the Registration Statement, as of the date of the Prospectus Supplement, including the information deemed to be a part of the Registration Statement pursuant to Rule 430B under the Act (together with the Incorporated Documents at that time), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

•

[the Prospectus, as of the date hereof (together with Incorporated Documents at that date and the specified Issuer Free Writing Prospectuses), contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or][1]

•	the Prospectus, as of the date of the Prospectus Supplement, or as of the date hereof (together with the Incorporated Documents at those dates), contained or

[1]

Bracketed language need only be included if, at the time such letter is furnished, the Disclosure Package contains documents in addition to those covered by the term “Prospectus” as defined in the Agreement.

contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that we express no belief with respect to the financial statements, schedules or other financial data included or incorporated by reference in, or omitted from, the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or the Incorporated Documents.

EXHIBIT B

Form of Maryland Counsel Opinion

1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT, with full corporate power to own or lease, as the case may be, and to operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus under the caption “Prospectus Supplement—Digital Realty Trust, Inc.”

2. The Manager is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT, with full corporate power to own or lease, as the case may be, and to operate its properties and to conduct its business.

3. The Operating Partnership is a limited partnership duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT, with full limited partnership power to own or lease, as the case may be, and to operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus under the caption “Prospectus Supplement—Digital Realty Trust, Inc.” The Company is the sole general partner of the Operating Partnership.

4. The Company’s authorized equity capitalization is as set forth in the Disclosure Package and the Prospectus under the caption “Description of Securities.” The stock of the Company conforms in all material respects to the description thereof contained in the Disclosure Package and the Prospectus under the caption “Description of Securities.” The Common Stock Certificate complies in all material respects with the Maryland General Corporation Law (the “MGCL”), the Charter and the Bylaws. The outstanding shares of Common Stock, 8.50% Series A Cumulative Redeemable Preferred Stock, $.01 par value per share, of the Company, 7.875% Series B Cumulative Redeemable Preferred Stock, $.01 par value per share, of the Company, 4.375% Series C Cumulative Convertible Preferred Stock, $.01 par value per share, of the Company and 5.500% Series D Cumulative Convertible Preferred Stock, $.01 par value per share, of the Company (collectively, the “Outstanding Shares”) have been duly authorized and are validly issued, fully paid and nonassessable. The issuance of the Shares has been duly authorized and, when issued and delivered in accordance with and against payment of the consideration set forth in the Distribution Agreements, the Resolutions and any other resolutions adopted by the Board, the Pricing Committee or the Authorized Officers relating to the number of Shares, and the offering price of each Share, to be issued by the Company from time to time, the Shares will be validly issued, fully paid and nonassessable and no holder of the Shares will be subject to personal liability under the MGCL or the Charter or Bylaws solely by virtue of being a holder. The holders of the Outstanding Shares are not entitled to preemptive or other rights to subscribe for the Shares arising under the MGCL or the Charter or Bylaws. Based solely on the Officer’s Certificate and upon any facts otherwise known to us, and except as set forth in the Disclosure Package and the Prospectus (including, without limitation, under the caption “Description of the Partnership Agreement of Digital Realty Trust, L.P.—Redemption/Exchange Rights”), no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for shares of stock of or ownership interests in the Company (including, without limitation, shares of Common Stock or other capital stock of the Company) are outstanding.

5. The issued and outstanding Common Units, 8.50% Series A Cumulative Redeemable Preferred Units, 7.875% Series B Cumulative Redeemable Preferred Units, 4.375% Series C Cumulative Convertible Preferred Units and 5.500% Series D Cumulative Convertible Preferred Units of the Operating Partnership (collectively, the “Outstanding Units”) have been duly authorized and are validly issued and fully paid. The issuance of the New Common Units has been duly authorized and, when issued and delivered by the Operating Partnership in exchange for the proceeds of the issuance of the corresponding Shares, the New Common Units will be validly issued and fully paid. The holders of the Outstanding Units are not entitled to preemptive or other rights to subscribe for the New Common Units arising under the Maryland Revised Uniform Limited Partnership Act or the Operating Partnership Agreement. Based solely on the Officer’s Certificate and upon any facts otherwise known to us, and except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for Common Units or any other ownership interests in the Operating Partnership are outstanding. The terms of the Common Units of the Operating Partnership conform in all material respects to the description thereof contained in the Prospectus under the caption “Description of the Partnership Agreement of Digital Realty Trust, L.P.”

6. The statements included or incorporated by reference in the Registration Statement and the Prospectus under the headings “Description of the Partnership Agreement of Digital Realty Trust, L.P.,” “Description of Securities,” “Material Provisions of Maryland Law and of Our Charter and Bylaws,” “Risk Factors—Risks Related to Our Organizational Structure—Conflicts of interest may exist or could arise in the future with holders of units in our operating partnership,” “Risk Factors—Risks Related to Our Organizational Structure—Our charter and Maryland law contain provisions that may delay, defer or prevent a change of control transaction,” and “Risk Factors—Risks Related to Our Organizational Structure—Our rights and the rights of our stockholders to take action against our directors and officers are limited,” insofar as such statements purport to summarize or describe matters of or legal conclusions relating to Maryland law, the Charter, the Bylaws or the Operating Partnership Agreement, are accurate summaries of such matters or legal conclusions, the Charter, the Bylaws or the Operating Partnership Agreement in all material respects.

7. The Distribution Agreements have been duly authorized, executed and delivered by the Company and the Operating Partnership. The Operating Partnership Agreement constitutes the valid and binding obligation of each of the Company and the Operating Partnership, enforceable against each of the Company and the Operating Partnership in accordance with its terms.

8. No consent, approval or authorization of, filing with or order of any court or governmental agency or body in the State of Maryland is required in connection with the transactions contemplated by the Distribution Agreements, except such as have been obtained or made.

9. Neither the execution and delivery of the Distribution Agreements, nor the sale and issuance of the Shares, nor the consummation of the transactions contemplated in the Distribution Agreements, nor the fulfillment of the terms of the Distribution Agreements, will conflict with or result in a breach or violation of (a) the Charter or Bylaws or the Operating Partnership Agreement or (b) any Maryland statute or law or any rule, regulation, judgment, order or decree applicable to the Company or the Operating Partnership of any court, regulatory body, administrative agency, governmental body or other authority of the State of Maryland having jurisdiction over the Company or the Operating Partnership or any of their properties.

EXHIBIT C

Form of Tax Counsel Opinion

1. Commencing with its taxable year ending December 31, 2004, the Company has been organized in conformity with the requirements for qualification as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code;

2. The statements in the Base Prospectus under the heading “United States Federal Income Tax Considerations” as supplemented by the statements in the Prospectus Supplement under the heading “Supplemental United States Federal Income Tax Considerations,” insofar as such statements purport to summarize certain provisions of the statutes or regulations referred to therein, are accurate summaries in all material respects; and

3. The statements in the Base Prospectus under the heading “Restrictions on Ownership and Transfer,” insofar as such statements purport to summarize certain United States federal income tax statutes or regulations referred to therein, are accurate summaries in all material respects.